Exhibit 99.1

FOR IMMEDIATE RELEASE

MF Global Reports Fiscal 2009 First Quarter Results

NEW YORK, August 7, 2008—MF Global Ltd. (NYSE: MF), the world’s leading broker of exchange-listed futures and options, today reported financial results for the first fiscal quarter of 2009 ended June 30, 2008.

Fiscal 2009 First Quarter Results

Revenues, net of interest and transaction-based expenses (net revenues), were $374.7 million in the first fiscal quarter, essentially unchanged when compared to the $374.4 million for the same period last year.

GAAP net income in the first fiscal quarter of 2009 was $14.4 million, or $0.12 per basic and diluted share, compared to $72.9 million, or $0.70 per basic and diluted share for the same period in the prior year.

First quarter adjusted net income was $37.0 million, or $0.29 per adjusted diluted share, compared to $46.1 million, or $0.36 per adjusted pro forma fully diluted share for the same period in the prior year. Adjusted figures for both periods exclude items that management believes are not representative of future operating performance.1

GAAP pre-tax margin for the first fiscal quarter was 6.0 percent, compared to 29.8 percent for the same period last year. Adjusted pre-tax margin for the fiscal first quarter was 14.1 percent, compared to 18.8 percent in the first fiscal quarter 2008.

Total net interest income for the first fiscal quarter was $107.0 million, an increase of 20 percent year over year, although total net interest income was down from the fourth quarter mainly due to the narrowing of short term credit spreads coupled with the reduced duration of the investment of client funds. First fiscal quarter net interest income is comprised of two main components:

1.	$36.5 million in interest generated from principal transactions and related financing transactions; and

2.	$70.5 million in interest generated from client funds and interest on excess cash.

Please see attached table for comparison periods.

“Our first quarter performance illustrates the benefit of our diversified business model. A good example of this is that the decline in net interest income from client funds this quarter was partially offset by the solid growth in our volumes and associated transaction-based businesses,” said Kevin R. Davis, chief executive officer, MF Global. “Now, with our new capital structure in place and our investment grade ratings reaffirmed, MF Global is well positioned to create value for its clients and shareholders going forward.”

[1]

Adjusted items are non-GAAP measures. Adjusted items include Refco integration costs, exchange membership gains and losses, IPO-related costs, stock compensation expense related to IPO awards and costs associated with the February 2008 broker-related loss. For a reconciliation of non-GAAP measures used in this release with the comparable GAAP measures, please reference the information at the end of this release.

MF Global Ltd.

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

Tel 441-296-1274

Employee compensation and benefits during the quarter were $210.7 million. Excluding termination liabilities of $5.5 million, employee compensation and benefits totaled $205.2 million, or 54.8 percent of net revenues, for the first fiscal quarter 2009. GAAP non-compensation expense for the quarter was $126.5 million. Adjusted non-compensation expense was $97.1 million for the first fiscal quarter 2009. The company’s errors and bad debts in the quarter were 0.8 percent of net revenues.

Fiscal 2009 First Quarter Performance Metrics

Total first fiscal quarter 2009 volume was up 17 percent year-over-year to 550.0 million contracts. Execution-only volume was up 24 percent to 163.0 million contracts, and cleared volume was up 14 percent to 387.0 million contracts.

For the first fiscal quarter 2009, execution-only commissions were $119.1 million, up eight percent year-over-year and cleared commissions were $374.2 million, up four percent year over year.

Principal transactions for the first fiscal quarter were $63.2 million. Including interest income from related financing transactions, aggregate revenues from principal transactions were $99.7 million in the first quarter, approximately unchanged year over year. Please see attached table for comparison periods.

As of June 30, 2008, MF Global had $16.9 billion in client payables, up 10 percent from $15.3 billion at fiscal year end. Client funds have historically moved up and down based on a number of factors such as the ebbs and flows of exchange margin requirements and customer gains and losses.

“Over time, we believe, shareholders should see the benefits of our efforts to increase efficiency and produce higher margins,” said Randy MacDonald, chief financial officer, MF Global. “In addition, we are committed to increasing the transparency and clarity of our financial model.”

Rate per Contract

In the first quarter, rate per contract in execution only commissions was down $0.07 year-over-year to $0.60. The decline is primarily the result of growth in self-execution volume in the energy business as a consequence of a significant shift from floor to screen-based trading. In cleared commissions, the rate per contract was $0.38, down $0.05 year-over-year as a result of a mix shift from retail toward professional traders. Apart from the unique movements in the energy and retail markets this quarter, the diversity of the business produces normal mix shifts which can cause rate per contract to fluctuate.

					% Change
		1Q09	4Q08	1Q08	1Q09 vs 4Q08	1Q09 vs 1Q08
Execution (1)		$0.60	$0.65	$0.67	(7)%	(10)%

Clearing (1)	Total	$0.38	$0.44	$0.43	(12)%	(11)%

	Non-Professional Trader				(6)%	(6)%

(1)	Excludes net commission and volume unrelated to exchange-traded derivative activities.

Business Highlights

Completion of Capital Plan

On July 18th, MF Global successfully completed its capital plan to refinance the $1.4 billion bridge loan established at the time of its initial public offering. The new capital structure bolsters the firm’s equity capital position, substantially reducing short-term debt from the balance sheet while significantly extending MF Global’s debt maturity profile. At this time, the three major credit rating agencies have confirmed MF Global’s investment grade ratings and have removed the company from negative watch.

Close of Risk Management Review

Following the broker-related loss incurred in February of 2008, MF Global’s Nominating and Corporate Governance Committee commissioned two independent reviews by outside consulting firms to assess MF Global’s risk management systems, processes and overall control infrastructure.

FTI Consulting has completed its review of the Order Express order entry system. Separately, Promontory Financial Group has completed its global review of risk management, internal control infrastructure and trading operations. Both consultants have reported their findings and recommendations to the board of directors and MF Global is in the process of addressing those recommendations.

MF Global continues to work with FTI in its evaluation of other order entry systems globally. The company also continues to work with Promontory in connection with its recommendations related to best practices policies and procedures.

New Chief Compliance Officer

MF Global has appointed Tracy Lowery Whille as chief compliance officer. Ms. Whille is responsible for managing, instituting and enhancing compliance programs, policies and procedures globally.

Ms. Whille was previously senior managing director and global compliance director with Bear Stearns & Co. which she joined in 2005. In this role, she was responsible for all compliance aspects of the firm. Prior to her role at Bear Stearns, Ms. Whille held several positions in compliance and finance at Lehman Brothers and Goldman Sachs.

Conference Call Information

MF Global will hold a conference call to discuss the quarter’s results today at 10:00 a.m. EDT. The call is open to the public.

Dial-in Information

U.S. Domestic: 1-866-312-9464

International: 1-706-643-0009

Passcode: 56183434

Listeners to the call should dial in approximately 10 minutes prior to the start of the call. A live audio webcast of the presentation will be available on the investor relations section of the MF Global Web site and will be available for replay shortly after the event.

About MF Global

MF Global Ltd. (NYSE: MF) is the leading broker of exchange-listed futures and options in the world. It provides independent execution and clearing services for exchange-traded and over-the-counter derivative products as well as for non-derivative foreign exchange products and securities in the cash market. MF Global is uniquely diversified across products, trading markets, customers and regions. Its worldwide client base of more than 138,000 active accounts ranges from financial institutions, industrial groups, hedge funds and other asset managers to professional traders and private/retail clients. MF Global operates in 12 countries on more than 70 exchanges, providing access to the largest and fastest growing financial markets in the world. It is the leader by volume on many of these markets and on a single day averages eight million lots, more than most of the world’s largest derivatives exchanges. For more information, please visit mfglobal.com.

Forward-Looking Statement

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including statements relating to the Company’s future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated. We caution you not to place undue reliance on these forward-looking statements. We refer you to the Company’s latest Annual Report on Form 10-K on file with the Securities and Exchange Commission (SEC) for a description of the risks and uncertainties the Company faces. This press release includes certain non-GAAP financial measures, as defined under SEC rules. A reconciliation of these measures is included in the financial information later in this release, as well as in the Company’s Current Report on Form 8-K furnished to the SEC in connection with this earnings release, which is available on the Company’s website at www.mfglobal.com and on the SEC’s website at www.sec.gov.

Investor Contact:
Courtney Oldrin	+1.212.589.6592 coldrin@mfglobal.com

Media Contact:
Diana DeSocio	+1.212.589.6282 ddesocio@mfglobal.com

# # #

Non-GAAP Financial Measures

In addition to our consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP financial measures of our financial performance for the reasons described further below. The presentation of these measures is not intended to be considered in isolation from, as a substitute for or as superior to, the financial information prepared and presented in accordance with GAAP, and our presentation of these measures may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. The non-GAAP financial measures we use are (1) non-GAAP adjusted net income, (2) non-GAAP adjusted pre-tax income and margin, (3) non-GAAP adjusted net income per adjusted diluted common shares, (4) non-GAAP adjusted employee compensation and benefits, and (5) non-GAAP adjusted non-compensation expenses. These non-GAAP financial measures currently exclude the following items from our statement of operations:

•	Refco integration costs

•	Exchange membership gains and losses

•	IPO-related costs

•	Stock compensation related to IPO awards

•	Broker related loss and associated costs

We do not believe that any of these items are representative of our future operating performance. Other than exchange membership gains and losses, these items reflect costs that were incurred for specific reasons outside of normal operations.

In addition, we may consider whether other significant non-operating or unusual items that arise in the future should also be excluded in calculating the non-GAAP financial measures we use. The non-GAAP financial measures also take into account income tax adjustments with respect to the excluded items.

MF Global

Consolidated and Combined Statements of Operations

(Dollars in thousands, except share data)

	Three months ended June 30,
	2008	2007
Revenues
Execution only commissions	119,063	110,296
Cleared commissions	374,173	358,673
Principal transactions	63,161	99,955
Interest income	345,819	992,228
Other	11,641	9,440

Total revenues	913,857	1,570,592

Interest and transaction-based expenses:
Interest expense	238,797	902,992
Execution and clearing fees	232,703	221,401
Sales commissions	67,703	71,796

Total interest and transaction-based expenses	539,203	1,196,189

Revenues, net of interest and transaction-based expenses	374,654	374,403

Expenses
Employee compensation and benefits (excluding non-recurring IPO awards)	210,665	215,378
Employee compensation related to non-recurring IPO awards	17,744	—
Communications and technology	32,426	26,647
Occupancy and equipment costs	10,255	8,563
Depreciation and amortization	14,165	12,383
Professional fees	31,020	14,472
General and other	15,225	18,019
IPO-related costs	5,468	20,752
Refco integration costs	270	1,327

Total other expenses	337,238	317,541

Gains/(losses) on exchange seats and shares	(648)	63,301
Interest on borrowings	14,217	8,692

Income before provision for income taxes	22,551	111,471
Provision for income taxes	6,726	36,859
Minority interests in income of combined companies (net of tax)	556	943
Equity in earnings of unconsolidated companies (net of tax)	(878)	(772)

Net income	$14,391	$72,897

Earnings per share:
Basic	$0.12	$0.70
Diluted	$0.12	$0.70
Weighted average number of common shares outstanding:
Basic	120,122,933	103,726,453
Diluted	121,995,205	103,726,453

MF Global

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	June 30, 2008	March 31, 2008
Assets
Cash and cash equivalents	$2,053,447	$1,481,084
Restricted cash and segregated securities	11,902,964	12,047,009
Securities purchased under agreements to resell	9,839,878	13,022,376
Securities borrowed	5,614,320	4,649,172
Securities received as collateral	394,336	623,752
Securities owned, at fair value	5,325,299	7,380,290
Receivables:
Brokers, dealers and clearing organizations	7,681,119	7,085,652
Customers	817,294	2,367,461
Affiliates	312	716
Other	31,825	41,835
Memberships in exchanges, at cost	8,895	8,909
Furniture, equipment and leasehold improvements, net	53,765	54,911
Goodwill	76,798	74,145
Intangible assets, net	184,341	193,180
Other assets	280,574	224,379

TOTAL ASSETS	44,265,167	49,254,871

Liabilities and Shareholders’ Equity
Short-term borrowings, including current portion of long-term borrowings	1,194,004	1,729,815
Securities sold under agreements to repurchase	14,305,083	18,638,033
Securities loaned	3,560,742	3,188,154
Obligation to return securities borrowed	394,336	623,752
Securities sold, not yet purchased, at fair value	1,481,524	1,869,039
Payables:
Brokers, dealers and clearing organizations	4,024,963	6,317,297
Customers	16,941,856	15,302,498
Affiliates	26,810	12,921
Accrued expenses and other liabilities	257,181	313,507
Long-term borrowings	650,000	—

TOTAL LIABILITIES	42,836,499	47,995,016

Commitments and contingencies
Preference shares, $1.00 par value per share; 200,000,000 shares authorized; 1,500,000 Series B Convertible, issued and outstanding, non-cumulative	128,844	—
Minority interests in consolidated subsidiaries	10,631	10,830

SHAREHOLDERS’ EQUITY
Common shares, $1.00 par value per share; 1,000,000,000 shares authorized, 119,875,977 shares issued and outstanding	119,876	119,647
Additional paid-in capital	1,293,550	1,265,733
Accumulated other comprehensive income (net of tax)	3,815	6,084
Accumulated deficit	(128,048)	(142,439)

TOTAL SHAREHOLDERS’ EQUITY	1,289,193	1,249,025

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$44,265,167	$49,254,871

GAAP Reconciliation

The table below reconciles pre-tax income to adjusted pre-tax income for the periods presented:

	Three months ended June 30,
	2008	2007
	(dollars in millions)
Income before taxes (unadjusted)	$22.6	$111.5
Add: Refco integration costs	0.3	1.3
Less: Exchange membership gains/(losses)	0.6	(63.3)
Add: IPO-related costs	5.5	20.8
Add: Stock compensation charge on IPO awards	17.7	—
Add: Broker related loss and associated costs	6.0	—

Adjusted pre-tax income	$52.7	$70.3

The table below reconciles net income to adjusted net income (applying an assumed tax rate of 35% to the adjustments prior to the Reorganization and Separation), for the periods presented:

	Three months ended June 30,
	2008	2007
	(dollars in millions)
Net income (unadjusted)	$14.4	$72.9
Add: Refco integration costs	0.2	0.9
Less: Exchange membership gains/(losses)	0.4	(41.2)
Add: IPO-related costs	5.5	13.5
Add: Stock compensation charge on IPO awards	13.0	—
Add: Broker related loss and associated costs	3.5	—

Adjusted net income	$37.0	$46.1

Adjusted diluted earnings per share	$0.29	$0.36

Adjusted diluted shares outstanding (in millions) (1)	128.5	127.1

(1)

We believe it is meaningful to investors to present adjusted net income per adjusted diluted common share. Common shares outstanding are adjusted at June 30, 2008 to add back shares underlying an additional 6,556,096 restricted share units granted as part of the IPO Awards that are not considered dilutive under U.S. GAAP and therefore not included in diluted common shares outstanding. As of June 30, 2008, our adjusted diluted shares outstanding were 128.5 million, subject to increase to reflect our grant of additional awards in the future. Since we expect to add back the expenses associated with these awards in determining our adjusted net income in future periods, we believe it is more meaningful to investors to calculate pro forma adjusted net income per common share based on adjusted diluted shares outstanding. We believe that this presentation is meaningful because it demonstrates the dilution that investors will experience at the end of the three-year vesting period of these awards.

GAAP Reconciliation (continued)

The table below calculates Principal Transaction Revenue for the periods presented:

	Three months ended June 30,
	2008	2007
	(dollars in millions)
Principal transactions	$63.2	$100.0
Net interest generated from principal transactions, related financing transactions and impact of equity swaps	36.5	0.3

Total Principal Transaction Revenue	$99.7	$100.3

The table below calculates the components of net interest income:

	Three months ended June 30,
	2008	2007
	(dollars in millions)
Net Interest generated from client funds and excess cash	$70.5	$88.9
Net interest generated from principal transactions, related financing transactions and impact of equity swaps	36.5	0.3

Total Net Interest Income	$107.0	$89.2

The table below calculates Adjusted Non-Compensation Expenses for the periods presented:

	Three months ended June 30,
	2008	2007
	(dollars in millions)
Total other expenses	$337.2	$317.5
Less: Employee compensation and benefits (excluding non-recurring IPO awards)	(210.7)	(215.4)
Less: Employee compensation related to non-recurring IPO awards	(17.7)	—
Less: Refco integration costs	(0.3)	(1.3)
Less: IPO-related costs	(5.5)	(20.8)
Less: Broker related loss and associated costs	(6.0)	—

Adjusted Non-Compensation Expenses	$97.1	$80.1